Exhibit 99.V

EARTHWORKS ENTERTAINMENT, INC.

Agreement Regarding and Amendment to Convertible Promissory Note

May     , 2006

WHEREAS, Earthworks Entertainment, Inc., a Delaware corporation (the “Company”), and              (the “Lender”), wish to amend the terms of the Senior Secured Promissory Note (the “Note”), issued on             , as amended, issued by the Company for the benefit of the Lender in the amount of $                .

NOW THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

(1) That the Note be and hereby is amended such that the maturity date in Section (i)(a) of the first paragraph of the Note shall now be “November 13, 2006”.

(2) That, in the event the Company defaults under any provision of this Agreement, the Note or any other agreement between the Company and the Lender or any affiliate of the Lender, the Note shall be immediately and automatically amended such that Section 4.1(d) is deleted in its entirety and replaced with the following:

“Adjustment of Exercise Price Upon Certain Issuances of Additional Common Stock. In the event that, after the date hereof, the Company shall issue Additional Common Stock (including Additional Common Stock deemed to be issued pursuant to Section 4.1(c)) without consideration, or for a consideration per share of Common Stock less than the Conversion Price in effect on the date of and immediately prior to such issue, then and in such event, such Conversion Price shall be reduced, concurrently with such issue, to the consideration per share received by the Company for such issue or deemed issue of the Additional Common Stock; provided that if such issuance or deemed issuance was without consideration, then the Company shall be deemed to have received an aggregate of $.001 of consideration for all such Additional Common Stock issued or deemed to be issued.”

(3) If the Company fails to raise, through an offering of securities (must be raised from outside third-parties and non-affiliates of the Lender) or through the receipt of revenue (such revenue to be documented to the satisfaction of the Lender), at least (a) $150,000 on or before the date that is 90 days from the date hereof, (b) an aggregate of $250,000 (including the $150,000 referenced in (a) above) on or before the date that is 120 days from the date hereof and (c) an aggregate of $500,000 (including the $250,000 referenced in (a) and (b) above) on or before the date that is 180 days from the date hereof; then (x) the Note shall immediately become a DEMAND note immediately due and payable in full upon the demand of the Lender and (y) the Company shall issue to the Lender a number of shares of Common Stock of the Company equal to 10% of the total amount outstanding under the Note divided by the then current market price of the Company’s Common Stock listed on the open market. The Company hereby agrees and covenants to register all such shares with the SEC for public sale within (a) 150 days of Lender demanding such securities if the Company has not filed a registration statement with the SEC since the date hereof or (b) 120 days of Lender demanding such securities if the Company has filed a registration statement (of any sort related to any registration) with the SEC since the date hereof. The Company will pay all fees and expenses in connection with such registration. If the Company fails to register such shares for sale within the time period described above, the Company hereby agrees and covenants to pay Lender a penalty of 10,000 shares of Common Stock of the Company per day until the shares are fully registered for sale. Any shares issued as a penalty must also be registered with the SEC as part of the registration statement discussed above.

(4) The Company hereby covenants and agrees that it will not, without the prior written consent of the Lender, (a) incur any indebtedness for borrowed money, or permit any subsidiary to incur any indebtedness for borrowed money, in excess of $35,000 in the aggregate and (b) satisfy any other creditor for borrowed money of the Company until the Note and all interest accrued thereunder has been fully paid. The Company hereby agrees to provide the Lender with a monthly statement of all monies paid by the Company to enable the Lender to track compliance with this provision. A violation of this provision shall cause (x) the Note to become a DEMAND note immediately due and payable in full upon the demand of the Lender and (y) the Company to issue to the Lender a number of shares of Common Stock of the Company equal to 10% of the total amount outstanding under the Note divided by the then current market price of the Company’s Common Stock listed on the open market. The Company hereby agrees and covenants to register all such shares with the SEC for public sale within (a) 150 days of Lender demanding such securities if the Company has not filed a registration statement with the SEC since the date hereof or (b) 120 days of Lender demanding such securities if the Company has filed a registration statement (of any sort related to any registration) with the SEC since the date hereof. The Company will pay all fees and expenses in connection with such registration. If the Company fails to register such shares for sale within the time period described above, the Company hereby agrees and covenants to pay Lender a penalty of 10,000 shares of Common Stock of the Company per day until the shares are fully registered for sale. Any shares issued as a penalty must also be registered with the SEC as part of the registration statement discussed above.

(5) Within 90 days of the date hereof, the Company hereby covenants and agrees to fully satisfy all of the outstanding obligations of the Company due C.P. Baker & Company, Ltd. The Company and the Lender hereby agree that the total amount outstanding and due C.P. Baker & Company, Ltd. on the date hereof is $25,045.10. A violation of this provision shall cause (x) the Note to become a DEMAND note immediately due and payable in full upon the demand of the Lender and (y) the Company to issue to the Lender a number of shares of Common Stock of the Company equal to 10% of the total amount outstanding under the Note divided by the then current market price of the Company’s Common Stock listed on the open market. The Company hereby agrees and covenants to register all such shares with the SEC for public sale within (a) 150 days of Lender demanding such securities if the Company has not filed a registration statement with the SEC since the date hereof or (b) 120 days of Lender demanding such securities if the Company has filed a registration statement (of any sort related to any registration) with the SEC since the date hereof. The Company will pay all fees and expenses in connection with such registration. If the Company fails to register such shares for sale within the time period described above, the Company hereby agrees and covenants to pay Lender a penalty of 10,000 shares of Common Stock of the Company per day until the shares are fully registered for sale. Any shares issued as a penalty must also be registered with the SEC as part of the registration statement discussed above.

(6) The Company hereby agrees to pay, in cash, all outstanding interest due the Lender pursuant to the terms of the Note. As of the date hereof, this amount is equal to $                . Within 120 days of the date hereof, the Company hereby agrees to pay, in cash, $                 of the above referenced amount and, within 150 days of the date hereof, the Company hereby agrees to pay, in cash, $                 of the above referenced amount such that the total amount of outstanding interest due under the Note is fully satisfied with 150 days from the date hereof. A violation of this provision shall cause (a) the Note to become a DEMAND note immediately due and payable in full upon the demand of the Lender and (b) the Company to issue to the Lender a number of shares of Common Stock of the Company equal to 10% of the total amount outstanding under the Note divided by the then current market price of the Company’s Common Stock listed on the open market. The Company hereby agrees and covenants to register all such shares with the SEC for public sale within (a) 150 days of Lender demanding such securities if the Company has not filed a registration statement with the SEC since the date hereof or (b) 120 days of Lender demanding such securities if the Company has filed a registration statement (of any sort related to any registration) with the SEC since the date hereof. The Company will pay all fees and expenses in connection with such registration. If the Company fails to register such shares for sale within the time period described above, the Company hereby agrees and covenants to pay Lender a penalty of 10,000 shares of Common Stock of the Company per day until the shares are fully registered for sale. Any shares issued as a penalty must also be registered with the SEC as part of the registration statement discussed above.

(7) That the Lender herby waives any and all current penalty interest that may have accrued under the Note from the date of issuance of the Note through the date hereof. The Lender does not waive any penalty interest that may accrue on the Note after the date hereof.

(8) That this Amendment together with the original Note, as amended, constitute the entire agreement between the parties with regard to the subject matter hereof.

(9) That this Amendment shall be governed by and construed under the laws of the Commonwealth of Massachusetts as applied to agreements among Massachusetts residents entered into and to be performed entirely within the Commonwealth of Massachusetts.

(10) The Company hereby acknowledges that the General Counsel of C.P. Baker & Company, Ltd. is not acting as legal counsel to the Company in connection with this Amendment or any other matter. The Company has had the opportunity to consult legal counsel in connection with this Amendment.

-Remainder of Page Intentionally Left Blank-

IN WITNESS WHEREOF, the Company has duly executed this Amendment as of the date first written above.

COMPANY:

Earthworks Entertainment, Inc.

By
Name:
Title:

LENDER:

By
Name:
Title: